Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

Ault Alliance, Inc. (formerly: "BitNile Holdings, Inc.")

11411 Southern Highlands Parkway, Suite 240

Las Vegas, NV 89141

We hereby consent to the incorporation by reference in the Registration Statements of Ault Alliance, Inc. (formerly: "BitNile Holdings, Inc.") on Forms S-8 (No. 333-233681and No. 333-259087) and Forms S-3 (No. 333-250980, No. 333-260618 and No. 333-262350) of our report dated April 15, 2022, relating to the financial statements of ENERTEC SYSTEMS 2001 LTD which are not included in this Annual Report on Form 10-K of Ault Alliance, Inc. (formerly: "BitNile Holdings, Inc.")

/S /Ziv Haft. Certified Public Accountants (Isr.) BDO Member Firm

Tel-Aviv, Israel

April 14, 2023